EXHIBIT 10.32

Summary of Executive Officer Salary and Bonus Arrangements

The table below summarizes the current annual base salary arrangements we have with each of our executive officers. The Compensation Committee approved the annual base salary arrangements noted in the table below. We also pay bonuses, if any, to our executive officers on an annual basis. Bonuses are generally based upon the achievement of corporate and individual performance objectives determined or approved by our Compensation Committee. In addition to the bonus arrangements noted in the table below, all of our executive officers are eligible for discretionary bonuses as determined from time to time by the Compensation Committee.

We have written employment agreements with each of Messrs. Niedzwiecki, Beitzel, Olson, Moffett, Schoeffler, Anderson, Goad and Katona and a copy of each such employment arrangement is filed as an exhibit to the accompanying Annual Report on Form 10-K. The non-salary and bonus components of our compensation arrangements with those executive officers, including with respect to severance, option grants and other benefits, are described in their respective employment agreements. We do not have employment agreements with Mr. Timon or Ms. Johnston, who are at-will employees and eligible to participate in all benefit programs that are available to our employees in general. Additional information regarding the compensation of our executive officers can be found in Part III, Item 11 of the accompanying Annual Report on Form 10-K.

All of the compensation arrangements we have with our executive officers, including with respect to annual base salaries and bonuses, are reviewed and may be modified from time to time by our Compensation Committee.

Executive Officer	Annual Base Salary
Alan P. Niedzwiecki President and Chief Executive Officer	$500,000
Jeffrey P. Beitzel Chief Operating Officer	$700,000
W. Brian Olson Chief Financial Officer and Treasurer	$350,000
Glenn D. Moffett Vice President, General Manager of Operations	$250,000
Bradley J. Timon Corporate Controller	$140,000
Cathryn T. Johnston Director of Communications and Corporate Secretary	$125,000
Michael H. Schoeffler President of Starcraft Corporation	$550,000
Richard C. Anderson President of Wheel to Wheel, LLC	$550,000
Douglass C. Goad Executive Vice President (Operations) of Tecstar, L.P.	$550,000
Joseph E. Katona Chief Financial Officer of Starcraft Corporation	$140,000